EXHIBIT No. 10.1

INDEMNIFICATION AGREEMENT

This Agreement is made as of the            day of               , 2010, by and between American Science and Engineering, Inc., a Massachusetts corporation (the “Corporation”), and                                        (“Indemnitee”), a director or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

WHEREAS, the prevailing, significant level of corporate litigation subjects directors and officers to expensive litigation risks, and

WHEREAS, it is the policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum protection permitted by law, and

WHEREAS, Indemnitee does not regard the protection available under the Corporation’s Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a director or officer of the Corporation without adequate protection, and

WHEREAS, the Corporation desires Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the Corporation and Indemnitee do hereby agree as follows:

1.                                       Agreement to Serve.  Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as Indemnitee is duly elected or appointed, or until his or her earlier death, resignation or removal.

2.                                       Definitions.  As used in this Agreement:

(a)                                  The term “Articles of Organization” shall mean the Articles of Organization of the Corporation, as amended and/or restated from time to time.

(b)                                 The term “Board of Directors” shall mean the Board of Directors of the Corporation.

(c)                                  The term “Bylaws” means the Bylaws of the Corporation, as amended and/or restated from time to time.

(d)                                 The term “Change in Control” shall mean any of the following:

(i)                                     Any Person, other than the Corporation or an Affiliate, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities;

(ii)                                  The consummation of a merger or consolidation of the Corporation with any other Person, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

(iii)                               The closing of a sale or other disposition by the Corporation of all or substantially all of the assets of the Corporation;

(iv)                              Individuals who constitute the Board of Directors on the date hereof (“Incumbent Directors”) cease for any reason to constitute at least a majority of the board; provided, that any individual who becomes a member of the Board subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(v)                                 A complete liquidation or dissolution of the Company.

For purposes of the foregoing definition, “Affiliate” any business entity in which the Corporation holds, directly or indirectly, an equity, profits, or voting interest of 30% or more, and includes any subsidiary, and the term “Person” shall mean means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization (including a group within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its Affiliates.

(e)                                  The term “Common Stock” shall mean the common stock of the Corporation, $.66 2/3 par value per share.

(f)                                    The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, fiduciary, partner, trustee, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other entity.  A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan.

(g)                                 The term “Disinterested Director” shall mean a director of the Corporation who, at the time of a vote referred to in Paragraph 9, is not (i) a party to the Proceeding, or (ii) an individual having a familial, financial, professional or employment relationship with Indemnitee, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(h)                                 The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone and telecopy charges, postage, delivery service fees and other disbursements or expenses of the type customarily incurred in connection with a Proceeding, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(i)                                     The term “Independent Counsel” shall mean a law firm, or a member or employee of a law firm or an individual lawyer, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(j)                                     The term “Liability” shall mean the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and all Expenses actually and reasonably incurred in connection with a Proceeding.

(k)                                  The term “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, including without limitation any alternative dispute resolution mechanism, any tax audit and any internal corporate investigation.

3.                                       Indemnification.

(a)                                  Subject to Paragraphs 4, 7 and 9, the Corporation shall, to the fullest extent permitted by law (as such may be amended from time to time), indemnify Indemnitee in connection with any Proceeding as to which Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of Indemnitee’s Corporate Status.  In furtherance of the foregoing and without limiting the generality thereof:

(i)                                     the Corporation shall indemnify Indemnitee if Indemnitee was, is or is threatened to be made a defendant or respondent in a Proceeding because of Indemnitee’s Corporate Status as a director of the Corporation against Liability incurred in the Proceeding if (A) (1) Indemnitee conducted himself or herself in good faith, and (2) Indemnitee reasonably believed that his or her conduct was in the best interests of the Corporation or that his or her conduct was at least not opposed to the best interests of the Corporation, and (3) in the case of any criminal proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful, or (B) Indemnitee engaged in conduct for which Indemnitee shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of Chapter 156D of the General Laws of the Commonwealth of Massachusetts (“Chapter 156D”) or any successor provision to such Section; and

(ii)                                  the Corporation shall indemnify Indemnitee if Indemnitee was, is or is threatened to be made a defendant or respondent in a Proceeding because of Indemnitee’s Corporate Status as an officer of the Corporation against Liability incurred in the Proceeding if (A) Indemnitee met the standard of conduct set forth in clause (A) of Paragraph 3(a)(i) or (B) Indemnitee engaged in conduct for which a director of the Corporation would not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of Chapter 156D or any successor provision to such Section.

(b)                                 Indemnitee’s conduct with respect to an employee benefit plan for a purpose Indemnitee reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that Indemnitee’s conduct was at least not opposed to the best interests of the Corporation.

(c)                                  The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that Indemnitee did not meet the relevant standard of conduct described in this Paragraph 3.

4.                                       Exceptions to Right of Indemnification and Advancement.  Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraphs 10 and 11:

(a)                                  the Corporation shall not indemnify, or advance Expenses to, Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless (i) the initiation thereof was approved by the Board of Directors or (ii) the Indemnitee has been wholly successful, on the merits or otherwise, in such Proceeding; and

(b)                                 the Corporation shall not be required to make an indemnification payment to Indemnitee to the extent Indemnitee has otherwise actually received such payment under any insurance policy, agreement or otherwise, and in the event the Corporation makes any indemnification payment to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payment to the Corporation to the extent of such insurance reimbursement.

5.                                       Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, in addition to and not in limitation of the rights set forth in Paragraph 3, to the extent that Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Proceeding to which Indemnitee was a party because of Indemnitee’s Corporate Status, Indemnitee shall be indemnified, to the fullest extent permitted by law (as such may be amended from time to time), against all reasonable Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. For purposes of this Paragraph 5 and Paragraph 13 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.                                       Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

7.                                       Notification and Defense of Claim.

(a)                                  Indemnitee shall notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that Indemnitee’s failure to so notify or provide copies to the Corporation will not excuse the Corporation from its obligations under this Agreement, except to the extent such failure actually prejudices the Corporation. The Corporation will be entitled to participate in any such Proceeding at its own expense.  Indemnitee shall have the right to engage Indemnitee’s own counsel in connection with such Proceeding.  Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to achieve an appropriate result without undue duplication of cost in the defense of claims against the Corporation and Indemnitee.

(b)                                 The Corporation shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent.  The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Corporation nor Indemnitee will unreasonably withhold, restrict or delay consent to any proposed settlement.  Without limiting the foregoing, neither the Corporation nor the Indemnitee will be deemed to have unreasonably withheld, restricted or delayed its consent if it, he or she (as applicable) provides such consent within 30 days of a request by the other party.

8.                                       Advancement of Expenses.  The Corporation shall advance any and all Expenses incurred by or on behalf of the Indemnitee in connection with a Proceeding within 30 days after receipt by the Corporation of a written request for advancement of Expenses (including in such request such documentation and information as is reasonably available to Indemnitee with respect to such Proceeding); provided, however, that the payment of such Expenses incurred by Indemnitee or on his or her behalf in advance of the final disposition of such Proceeding shall be made only upon receipt of (i) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the applicable standard of conduct described in Paragraph 3 or that the Proceeding involves conduct for which Liability has been eliminated for directors of the Corporation under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of Chapter 156D or any successor provision to such Section and (ii) an unlimited undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined (after all rights to appeal have been exhausted or lapsed or waived) that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement (such affirmation and undertaking to contain only such terms as are required by the applicable provisions of Chapter 156D).  The undertaking referred to in clause (ii) above shall be an unlimited, unsecured general obligation of Indemnitee, and shall be accepted without reference to Indemnitee’s financial ability to make repayment.  Any advances and undertakings to repay shall be interest-free.  A sample form of written request for advancement of Expenses is attached hereto as Attachment A.

9.                                       Procedures.

(a)                                  In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  A sample form of written request for indemnification is attached hereto as Attachment B. Any such indemnification shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, subject to the provisions of Subparagraphs 9(b) and 9(d) below.

(b)                                 With respect to requests for indemnification under Paragraph 3 (but for avoidance of doubt, not with respect to requests for advancement of Expenses pursuant to Paragraph 8), except as set forth in Paragraph 11, no indemnification shall be made under this Agreement unless it is determined that Indemnitee has met the applicable standard of conduct set forth in Paragraph 3.  Subject to Subparagraph 9(c), the determination of whether Indemnitee has met the applicable standard of conduct set forth in Paragraph 3, and any determination that Expenses that have been advanced pursuant to Paragraph 8 must be subsequently repaid to the Corporation, shall be made in each instance (i) if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by such vote; (ii) by special legal counsel (A) selected in the manner prescribed in clause (i), or (B) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection directors who do not qualify as Disinterested Directors may participate, or (iii) by the shareholders of the Corporation (but shares owned by or voted under the control of a director who at the time does not qualify as a Disinterested Director may not be voted on the determination).  Such determination shall be made within the 60-day period referred to in Subparagraph 9(a) (unless extended by mutual agreement by the Corporation and Indemnitee).  For the purpose of the foregoing determination with respect to requests for indemnification under Paragraph 3 or repayment of advanced Expenses, Indemnitee shall be entitled to a presumption that he or she has met the applicable standard of conduct set forth in Paragraph 3 and is entitled to indemnification.  The Corporation acknowledges that Indemnitee may settle a Proceeding in order to avoid expense, delay, distraction, disruption and uncertainty and that, therefore, any such settlement (with or without payment of money or other consideration) shall not in and of itself overcome the presumption set forth above.

(c)                                  Notwithstanding anything to the contrary set forth in this Agreement, if a request for indemnification pursuant to Paragraph 3 is made after a Change in Control, at the election of Indemnitee made in writing to the Corporation, the determination required to be made pursuant to Subparagraph 9(b) above as to whether Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by Independent Counsel.  The Independent Counsel shall be selected in the manner prescribed in clause (ii) of Subparagraph 9(b).  Within 10 days after written notice of selection shall have been given, Indemnitee may deliver to the Corporation, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Paragraph 2, and the objection shall set forth with particularity the factual basis for such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written request for Independent Counsel, no Independent Counsel shall have been selected (or, if selected, an objection shall have been filed within the 10 day objection period specified above), either the Corporation or Indemnitee may petition any court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Subparagraph 9(c).  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Subparagraph 9(c), and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Subparagraph 9(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)                                 Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorney’s fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom. Indemnitee shall reasonably cooperate with the Corporation, its counsel and its insurers in any Proceeding as to which the Indemnitee is being indemnified by the Corporation, including without limitation providing the Corporation or its counsel or insurer with any factual information or documentation under the Indemnitee’s ownership, control or knowledge requested by any of such parties.

(e)                                  Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or its affiliates, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or its affiliates in the course of their duties, or on the advice of legal counsel for the Corporation or its affiliates or on information or records given or reports made to the Corporation or its affiliates by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Corporation or its affiliates.  The provisions of this Subparagraph 9(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f)                                    The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or its affiliates shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10.                                 Right to Seek Court-Ordered Indemnification and Advance of Expenses. Nothing contained in this Agreement shall abrogate or limit the right of Indemnitee to apply to a court of competent jurisdiction for indemnification or an advance of Expenses to the extent permitted by Section 8.54 of Chapter 156D or any successor Section thereto that increases the scope of permitted indemnification.  In such event, Indemnitee’s reasonable Expenses incurred in connection with successfully establishing his or her right to indemnification or advance of Expenses, in whole or in part, in any such Proceeding shall also be reimbursed to the Indemnitee or otherwise indemnified by the Corporation.

11.                                 Remedies.  The right to indemnification and advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable period referred to in Paragraph 8 or 9. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator in Boston, Massachusetts pursuant to the rules of the American Arbitration Association.  Any such judicial proceeding or arbitration shall be conducted in all respects as a de novo trial or arbitration on the merits. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Paragraph 9 that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the standard of conduct.  Indemnitee’s reasonable Expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of Expenses, in whole, or in part, in any such Proceeding shall also be indemnified by the Corporation.

12.                                 Procedures Valid.  The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to Paragraph 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

13.                                 Partial Indemnification.  If Indemnitee is not wholly successful in a Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or maters in such Proceeding, the Corporation shall indemnify Indemnitee, to the maximum extent permitted by law, against all Expenses, judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.

14.                                 Subrogation.  In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

15.                                 Term of Agreement.  This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Paragraph 10 or 11 relating thereto.

16.                                 Indemnification Hereunder Not Exclusive.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Organization or Bylaws, any agreement, any vote of shareholders or directors of the Corporation, Chapter 156D, any other law (common or statutory) or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation, and nothing in this Agreement shall be deemed to waive any such other rights.

17.                                 Insurance.  Nothing in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or Indemnitee against any expense, liability or loss incurred by it or him or her in any such capacity, or arising out of Indemnitee’s status as such, whether or not Indemnitee would be indemnified against such expense, liability or loss under this Agreement. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

18.                                 Access to Information.  Indemnitee shall be entitled access to such information in the possession of the Corporation as may be reasonably necessary to enforce Indemnitee’s rights under this Agreement.

19.                                 No Special Rights.  Nothing herein shall confer upon Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time, or at any particular rate of compensation.

20.                                 Savings Clause.  If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee against Liabilities with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and this Agreement shall be interpreted to give effect, to the fullest extent permitted by applicable law, to the intent of the invalidated provision.

21.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

22.                                 Successors and Assigns.  This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.  The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all or a substantial part of the business or assets of the Corporation expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

23.                                 Headings; Interpretation.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  When reference is made in this Agreement to a Paragraph or Subparagraph, such reference shall be to a Paragraph or Subparagraph of this Agreement, unless otherwise indicated.

24.                                 Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

25.                                 Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand or (b) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(i)                                     if to Indemnitee, to:

The address shown below his or her signature below.

(ii)                                  if to the Corporation, to:

American Science and Engineering, Inc.

829 Middlesex Turnpike

Billerica, MA 01821

Attention:  General Counsel

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

26.                                 Applicable Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without application of the conflict of laws principles thereof.  Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought.  Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if Chapter 156D is amended, or other Massachusetts law is enacted, to permit further indemnification of directors and officers, then Indemnitee shall be indemnified to the fullest extent permitted under Chapter 156D, as so amended, or by such other Massachusetts law, as so enacted.

27.                                 Enforcement.  The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

28.                                 No Adequate Remedy.  The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement.  Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

29.                                 Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.  For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit in any way Indemnitee’s rights under Massachusetts law or the Articles of Organization or Bylaws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN SCIENCE AND
ENGINEERING, INC.:

Name:
Title:

INDEMNITEE:

Address of Indemnitee:

ATTACHMENT A

FORM OF REQUEST FOR ADVANCEMENT OF EXPENSES

Reference is made to the Indemnification Agreement made as of the            day of               ,         , by and between American Science and Engineering, Inc., a Massachusetts corporation (the “Corporation”), and the undersigned (“Indemnitee”), a director or officer of the Corporation (the “Indemnification Agreement”).  Capitalized terms used herein and not otherwise defined have the same meaning as in the Indemnification Agreement.

I hereby request that the Corporation advance the following expenses:                                                    .  These expenses related to the following matter:                                    .  I have attached the following documentation and information, which is the documentation and information reasonably available to me,  with respect to such matter:                                             .

Pursuant to the Indemnification Agreement and Section 8.53 of Chapter 156D, I hereby affirm my good faith belief that I have met the applicable standard of conduct described in Paragraph 3 of the Indemnification Agreement or that the Proceeding involves conduct for which Liability has been eliminated for directors of the Corporation under a provision of the Corporation’s Articles of Organization as authorized by Section 2.02(b)(4) of Chapter 156D or any successor provision to such Section.

Pursuant to the Indemnification Agreement and Section 8.53 of Chapter 156D, I hereby agree to repay all amounts advanced in the event that it shall ultimately be determined (after all rights to appeal have been exhausted or lapsed or waived) that I am not entitled to be indemnified by the Corporation as authorized in the Indemnification Agreement.  I hereby confirm and acknowledge that the foregoing undertaking is my unlimited, unsecured general obligation.  In accordance with the Indemnification Agreement, I understand that this undertaking shall be accepted without reference to my financial ability to make repayment.  In accordance with the Indemnification Agreement, any advances, and my undertaking to repay, shall be interest-free.

[INSERT NAME OF INDEMNITEE]

Signed

Date

ATTACHMENT B

FORM OF REQUEST FOR INDEMNIFICATION

Reference is made to the Indemnification Agreement made as of the            day of               ,         , by and between American Science and Engineering, Inc., a Massachusetts corporation (the “Corporation”), and the undersigned (“Indemnitee”), a director or officer of the Corporation (the “Indemnification Agreement”).  Capitalized terms used herein and not otherwise defined have the same meaning as in the Indemnification Agreement.

I hereby request that the Corporation indemnify and hold me harmless with respect to the following matter:                                    .  I have attached the following documentation and information, which is the documentation and information reasonably available to me,  with respect to such matter:                                             .

[INSERT NAME OF INDEMNITEE]

Signed

Date

2